Exhibit 99.1

FOR IMMEDIATE RELEASE

METROCITY BANKSHARES, INC. REPORTS EARNINGS FOR SECOND QUARTER 2022

ATLANTA, GA (July 22, 2022) – MetroCity Bankshares, Inc. (“MetroCity” or the “Company”) (NASDAQ: MCBS), holding company for Metro City Bank (the “Bank”), today reported net income of $16.1 million, or $0.63 per diluted share, for the second quarter of 2022, compared to $19.4 million, or $0.76 per diluted share, for the first quarter of 2022, and $14.4 million, or $0.56 per diluted share, for the second quarter of 2021. For the six months ended June 30, 2022, the Company reported net income of $35.5 million, or $1.38 per diluted share, compared to $27.4 million, or $1.06 per diluted share, for the same period in 2021.

Second Quarter 2022 Highlights:

●	Annualized return on average assets was 2.16%, compared to 2.52% for the first quarter of 2022 and 2.53% for the second quarter of 2021.
●	Annualized return on average equity was 20.65%, compared to 26.94% for the first quarter of 2022 and 22.51% for the second quarter of 2021.
●	Efficiency ratio of 37.6%, compared to 31.8% for the first quarter of 2022 and 36.2% for the second quarter of 2021.
●	Total loans increased by $257.7 million, or 10.3%, to $2.77 billion from the previous quarter.
●	Net interest margin was 4.26%, compared to 4.16% for the first quarter of 2022 and 4.60% for the second quarter of 2021.

Results of Operations

Net Income

Net income was $16.1 million for the second quarter of 2022, a decrease of $3.3 million, or 17.1%, from $19.4 million for the first quarter of 2022. This decrease was due to an decrease in noninterest income of $3.0 million, a decrease in net interest income of $433,000 and an increase in noninterest expense of $940,000, offset by a decrease in income tax expense of $943,000. Net income increased $1.7 million, or 11.9%, in the second quarter of 2022 compared to net income of $14.4 million for the second quarter of 2021. This increase was due to an increase in net interest income of $5.4 million and a decrease in provision for loan losses of $2.2 million, offset by a decrease in noninterest income of $3.9 million, an increase in noninterest expense of $1.0 million and an increase in provision for income taxes of $926,000.

Net Interest Income and Net Interest Margin

Interest income totaled $33.0 million for the second quarter of 2022, an increase of $1.1 million, or 3.4%, from the previous quarter, primarily due to a $63.8 million increase in average loan balances. We recognized Paycheck Protection Program (“PPP”) loan fee income of $341,000 during the second quarter of 2022 compared to $503,000 recognized during the first quarter of 2022. As compared to the second quarter of 2021, interest income for the second quarter of 2022 increased by $7.1 million, or 27.6%, primarily due to an increase in average loan balances of $636.4 million.

Interest expense totaled $2.8 million for the second quarter of 2022, an increase of $1.5 million, or 115.8%, from the previous quarter, primarily due to a 28 basis points increase in deposit costs and a 54 basis points increase in borrowing costs. As compared to the second quarter of 2021, interest expense for the second quarter of 2022 increased by $1.7 million, or 163.9%, primarily due to a $465.7 million increase in average interest-bearing deposit balances coupled with a 26 basis points increase in deposit costs.

The net interest margin for the second quarter of 2022 was 4.26% compared to 4.16% for the previous quarter, an increase of ten basis points. The yield on average interest-earning assets for the second quarter of 2022 increased by 31 basis points to 4.65% from 4.34% for the previous quarter, while the cost of average interest-bearing liabilities for the second quarter of 2022 increased by 32 basis points to 0.56% from 0.24% for the previous quarter. Average earning assets decreased by $143.0 million from the previous quarter, primarily due to a decrease of $205.7 million in average interest-earning cash accounts offset by an increase in average loans of $63.8 million. Average interest-bearing liabilities decreased by $182.6 million from the previous quarter as average borrowings decreased by $221.5 million and interest-bearing deposits increased by $38.9 million. The inclusion of PPP loan average balances, interest and fees had a three basis points impact on both the yield on average loans and the net interest margin for the second quarter of 2022.

As compared to the same period in 2021, the net interest margin for the second quarter of 2022 decreased by 34 basis points to 4.26% from 4.60%, primarily due to a 14 basis point decrease in the yield on average interest-earning assets of $2.85 billion and a 25 basis point increase in the cost of average interest-bearing liabilities of $2.00 billion. Average earning assets for the second quarter of 2022 increased by $679.5 million from the second quarter of 2021, due to a $636.4 million increase in average loans and a $43.1 million increase in total investments. Average interest-bearing liabilities for the second quarter of 2022 increased by $618.0 million from the second quarter of 2021, driven by an increase in average interest-bearing deposits of $465.7 million and an increase in average borrowings of $152.3 million.

Noninterest Income

Noninterest income for the second quarter of 2022 was $4.7 million, a decrease of $3.0 million, or 39.2%, from the first quarter of 2022, primarily due to a significant decrease in Small Business Administration (“SBA”) servicing income and gains on sale of SBA loans, partially offset by higher mortgage loan fees as mortgage loan originations totaled  $327.0 million during the second quarter of 2022 compared to $162.9 million for the previous quarter. We elected not to sell any SBA loans during the second quarter of 2022 as premiums drastically declined during the quarter. During the second quarter of 2022, we recorded a $2.3 million fair value loss on our SBA servicing asset and an $88,000 fair value impairment recovery on our mortgage servicing asset. These servicing asset adjustments had a $0.07 per share impact on our diluted earnings per share for the quarter.

Compared to the same period in 2021, noninterest income for the second quarter of 2022 decreased by $3.9 million, or 45.9%, primarily due to much lower SBA servicing income and gains on sale of SBA loans, offset by higher gains on sale of mortgage loans and mortgage serving income.

Noninterest Expense

Noninterest expense for the second quarter of 2022 totaled $13.1 million, an increase of $940,000, or 7.7%, from $12.2 million for the first quarter of 2022. This increase was primarily attributable to higher salaries and employee benefits partially due to an increase in commissions earned as loan volume increased during the quarter. Compared to the second quarter of 2021, noninterest expense during the second quarter of 2022 increased by $1.0 million, or 8.5%, primarily due to higher salaries and employee benefits and IT-related expenses.

The Company’s efficiency ratio was 37.6% for the second quarter of 2022 compared to 31.8% and 36.2% for the first quarter of 2022 and second quarter of 2021, respectively. For the six months ended June 30, 2022, the efficiency ratio was 34.6% compared with 36.1% for the same period in 2021.

Income Tax Expense

The Company’s effective tax rate for the second quarter of 2022 was 26.0%, compared to 25.3% for the first quarter of 2022 and 24.7% for the second quarter of 2021.

Balance Sheet

Total Assets

Total assets were $3.17 billion at June 30, 2022, an increase of $25.5 million, or 0.8%, from $3.14 billion at March 31, 2022, and an increase of $650.0 million, or 25.8%, from $2.52 billion at June 30, 2021. The $25.5 million increase in total assets at June 30, 2022 compared to March 31, 2022 was primarily due to increases in loans held for investment of $257.7 million and other assets of $13.1 million, partially offset by decreases in cash and cash equivalents of $201.6 million and loans held for sale of $37.9 million. The $650.0 million increase in total assets at June 30, 2022 compared to June 30, 2021 was primarily due to increases in loans of $678.3 million, equity securities of $10.8 million, bank owned life insurance of $32.0 million and other assets of $20.2 million, offset by a $90.8 million decrease in cash and cash equivalents and an increase in the allowance for loan losses of $2.8 million.

Loans

Loans held for investment were $2.77 billion at June 30, 2022, an increase of $257.7 million, or 10.3%, compared to $2.51 billion at March 31, 2022, and an increase of $678.3 million, or 32.4%, compared to $2.09 billion at June 30, 2021. The increase in loans at June 30, 2022 compared to March 31, 2022 was primarily due to a $6.4 million increase in construction and development loans, a $14.2 million increase in commercial real estate loans and a $246.5 million increase in residential mortgages, offset by a $8.2 million decrease in commercial and industrial loans primarily due to PPP loan forgiveness. Included in commercial and industrial loans are PPP loans totaling $8.9 million as of June 30, 2022. PPP Loans totaled $19.8 million as of March 31, 2022 and $93.1 million as of June 30, 2021. There were no loans classified as held for sale at June 30, 2022 or June 30, 2021. Loans held for sale were $37.9 million at March 31, 2022.

Deposits

Total deposits were $2.40 billion at June 30, 2022, an increase of $14.9 million, or 0.6%, compared to total deposits of $2.38 billion at March 31, 2022, and an increase of $422.2 million, or 21.4%, compared to total deposits of $1.97 billion at June 30, 2021. The increase in total deposits at June 30, 2022 compared to March 31,

2022 was due to an $11.3 million increase in money market accounts, a $4.5 million increase in noninterest-bearing demand deposits, a $2.7 million increase in time deposits and a $0.7 million increase in interest-bearing demand deposits, offset by a $4.3 million decrease in savings accounts.

Noninterest-bearing deposits were $620.2 million at June 30, 2022, compared to $615.7 million at March 31, 2022 and $618.1 million at June 30, 2021. Noninterest-bearing deposits constituted 25.9% of total deposits at June 30, 2022, compared to 25.8% at March 31, 2022 and 31.3% at June 30, 2021. Interest-bearing deposits were $1.78 billion at June 30, 2022, compared to $1.77 billion at March 31, 2022 and $1.36 billion at June 30, 2021. Interest-bearing deposits constituted 74.1% of total deposits at June 30, 2022, compared to 74.2% at March 31, 2022 and 68.7% at June 30, 2021.

Asset Quality

The Company recorded no provision for loan losses during the second quarter of 2022, compared to $104,000 during the first quarter of 2022 and $2.2 million during the second quarter of 2021. Annualized net charge-offs to average loans for the second quarter of 2022 was 0.00%, compared to 0.06% for the first quarter of 2022 and 0.02% for the second quarter of 2021. The Company is not required to implement the provisions of the current expected credit losses accounting standard issued by the Financial Accounting Standards Board in the Accounting Standards Update No. 2016-13 until January 1, 2023, and is continuing to account for the allowance for loan losses under the incurred loss model.

Nonperforming assets totaled $34.0 million, or 1.07% of total assets, at June 30, 2022, an increase of $18.0 million from $16.0 million, or 0.51% of total assets, at March 31, 2022, and an increase of $20.0 million from $14.0 million, or 0.56% of total assets, at June 30, 2021. The increase in nonperforming assets at June 30, 2022 compared to March 31, 2022 was due to a $10.4 million increase in nonaccrual loans and a $7.6 million increase in accruing troubled debt restructurings.

Allowance for loan losses as a percentage of total loans was 0.60% at June 30, 2022, compared to 0.66% at both March 31, 2022 and June 30, 2021. Excluding outstanding PPP loans of $8.9 million as of June 30, 2022, $19.8 million as of March 31, 2022 and $93.1 million as of June 30, 2021, the allowance for loan losses as a percentage of total loans was 0.60% at June 30, 2022, 0.67% at March 31, 2022 and 0.69% at June 30, 2021. Allowance for loan losses as a percentage of nonperforming loans was 54.79% at June 30, 2022, compared to 134.39% and 147.82% at March 31, 2022 and June 30, 2021, respectively.

About MetroCity Bankshares, Inc.

MetroCity Bankshares, Inc. is a Georgia corporation and a registered bank holding company for its wholly-owned banking subsidiary, Metro City Bank, which is headquartered in the Atlanta, Georgia metropolitan area. Founded in 2006, Metro City Bank currently operates 19 full-service branch locations in multi-ethnic communities in Alabama, Florida, Georgia, New York, New Jersey, Texas and Virginia. To learn more about Metro City Bank, visit www.metrocitybank.bank.

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, including statements regarding the effects of the ongoing COVID-19 pandemic and related variants on our business and financial results and conditions, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: general business and economic conditions, particularly those affecting the financial services; the impact of the ongoing COVID-19 pandemic and related variants on the Company’s assets, business, cash flows, financial condition, liquidity, prospects and results of operations; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; higher inflation and its impacts; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the ongoing COVID-19 pandemic and related variants. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

Contacts

Farid Tan	Lucas Stewart
President	Chief Financial Officer
770-455-4978	678-580-6414
faridtan@metrocitybank.bank	lucasstewart@metrocitybank.bank

METROCITY BANKSHARES, INC.

SELECTED FINANCIAL DATA

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2022	2022	2021	2021	2021	2022	2021
Selected income statement data:
Interest income	$33,025	$31,953	$30,857	$29,324	$25,888	$64,978	$48,560
Interest expense	2,805	1,300	1,236	1,135	1,063	4,105	2,201
Net interest income	30,220	30,653	29,621	28,189	24,825	60,873	46,359
Provision for loan losses	—	104	546	2,579	2,205	104	3,804
Noninterest income	4,653	7,656	7,491	9,532	8,594	12,309	16,780
Noninterest expense	13,119	12,179	12,512	13,111	12,093	25,298	22,801
Income tax expense	5,654	6,597	6,609	5,149	4,728	12,251	9,160
Net income	16,100	19,429	17,445	16,882	14,393	35,529	27,374
Per share data:
Basic income per share	$0.63	$0.76	$0.69	$0.66	$0.56	$1.40	$1.07
Diluted income per share	$0.63	$0.76	$0.68	$0.66	$0.56	$1.38	$1.06
Dividends per share	$0.15	$0.15	$0.14	$0.12	$0.10	$0.30	$0.20
Book value per share (at period end)	$12.69	$12.19	$11.40	$10.84	$10.33	$12.69	$10.33
Shares of common stock outstanding	25,451,125	25,465,236	25,465,236	25,465,236	25,578,668	25,451,125	25,578,668
Weighted average diluted shares	25,729,156	25,719,035	25,720,128	25,729,043	25,833,328	25,746,691	25,840,530
Performance ratios:
Return on average assets	2.16%	2.52%	2.33%	2.61%	2.53%	2.34%	2.57%
Return on average equity	20.65	26.94	24.80	25.23	22.51	23.67	21.94
Dividend payout ratio	23.85	19.76	20.52	18.24	17.95	21.62	18.88
Yield on total loans	4.95	5.00	4.93	5.16	5.21	4.98	5.21
Yield on average earning assets	4.65	4.34	4.32	4.75	4.79	4.49	4.82
Cost of average interest bearing liabilities	0.56	0.24	0.24	0.28	0.31	0.40	0.34
Cost of deposits	0.55	0.27	0.27	0.28	0.29	0.41	0.32
Net interest margin	4.26	4.16	4.15	4.57	4.60	4.21	4.60
Efficiency ratio(1)	37.62	31.79	33.71	34.76	36.19	34.57	36.11
Asset quality data (at period end):
Net charge-offs/(recoveries) to average loans held for investment	0.00%	0.06%	0.01%	0.00%	0.02%	0.03%	0.01%
Nonperforming assets to gross loans and OREO	1.22	0.63	0.61	0.55	0.67	1.22	0.67
ALL to nonperforming loans	54.79	134.39	143.69	189.44	147.82	54.79	147.82
ALL to loans held for investment	0.60	0.66	0.67	0.69	0.66	0.60	0.66
Balance sheet and capital ratios:
Gross loans held for investment to deposits	115.86%	105.72%	110.98%	112.15%	106.31%	115.86%	106.31%
Noninterest bearing deposits to deposits	25.87	25.84	26.18	30.32	31.30	25.87	31.30
Common equity to assets	10.20	9.88	9.34	10.04	10.50	10.20	10.50
Leverage ratio	10.31	9.46	9.44	10.34	11.14	10.31	11.14
Common equity tier 1 ratio	16.70	17.24	16.76	16.61	17.75	16.70	17.75
Tier 1 risk-based capital ratio	16.70	17.24	16.76	16.61	17.75	16.70	17.75
Total risk-based capital ratio	17.60	18.22	17.77	17.64	18.72	17.60	18.72
Mortgage and SBA loan data:
Mortgage loans serviced for others	$589,500	$605,112	$608,208	$669,358	$746,660	$589,500	$746,660
Mortgage loan production	326,968	162,933	237,195	368,790	326,507	489,901	590,205
Mortgage loan sales	37,928	56,987	—	—	—	94,915	—
SBA loans serviced for others	504,894	528,227	542,991	549,818	549,238	504,894	549,238
SBA loan production	21,407	50,689	52,727	85,265	67,376	72,096	147,842
SBA loan sales	—	22,898	30,169	37,984	34,158	22,898	56,557

(1)	Represents noninterest expense divided by the sum of net interest income plus noninterest income.

METROCITY BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2022	2022	2021	2021	2021
ASSETS
Cash and due from banks	$220,027	$418,988	$432,523	$250,995	$309,289
Federal funds sold	3,069	5,743	8,818	2,294	4,644
Cash and cash equivalents	223,096	424,731	441,341	253,289	313,933
Equity securities	10,778	11,024	11,386	993	—
Securities available for sale (at fair value)	21,394	23,886	25,733	16,507	16,722
Loans	2,770,020	2,512,300	2,505,070	2,361,705	2,091,767
Allowance for loan losses	(16,678)	(16,674)	(16,952)	(16,445)	(13,860)
Loans less allowance for loan losses	2,753,342	2,495,626	2,488,118	2,345,260	2,077,907
Loans held for sale	—	37,928	—	—	—
Accrued interest receivable	10,990	10,644	11,052	10,737	10,668
Federal Home Loan Bank stock	15,619	15,806	19,701	12,201	8,451
Premises and equipment, net	12,847	12,814	13,068	13,302	13,557
Operating lease right-of-use asset	8,518	8,925	9,338	9,672	10,078
Foreclosed real estate, net	3,562	3,562	3,618	4,374	4,656
SBA servicing asset, net	8,216	10,554	10,234	10,916	11,155
Mortgage servicing asset, net	6,090	6,925	7,747	8,593	9,529
Bank owned life insurance	68,267	67,841	59,437	59,061	36,263
Other assets	25,131	12,051	5,385	5,323	4,921
Total assets	$3,167,850	$3,142,317	$3,106,158	$2,750,228	$2,517,840

LIABILITIES
Noninterest-bearing deposits	$620,182	$615,650	$592,444	$640,312	$618,054
Interest-bearing deposits	1,776,826	1,766,491	1,670,576	1,471,515	1,356,777
Total deposits	2,397,008	2,382,141	2,263,020	2,111,827	1,974,831
Federal Home Loan Bank advances	375,000	380,000	500,000	300,000	200,000
Other borrowings	399	405	459	468	474
Operating lease liability	9,031	9,445	9,861	10,241	10,648
Accrued interest payable	703	207	204	208	202
Other liabilities	62,640	59,709	42,391	51,330	67,431
Total liabilities	$2,844,781	$2,831,907	$2,815,935	$2,474,074	$2,253,586

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	—	—
Common stock	255	255	255	255	256
Additional paid-in capital	49,831	51,753	51,559	51,181	52,924
Retained earnings	266,426	254,165	238,577	224,711	210,910
Accumulated other comprehensive income (loss)	6,557	4,237	(168)	7	164
Total shareholders' equity	323,069	310,410	290,223	276,154	264,254
Total liabilities and shareholders' equity	$3,167,850	$3,142,317	$3,106,158	$2,750,228	$2,517,840

METROCITY BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2022	2022	2021	2021	2021	2022	2021
Interest and dividend income:
Loans, including Fees	$32,310	$31,459	$30,496	$29,127	$25,728	$63,769	$48,228
Other investment income	711	492	360	196	159	1,203	329
Federal funds sold	4	2	1	1	1	6	3
Total interest income	33,025	31,953	30,857	29,324	25,888	64,978	48,560

Interest expense:
Deposits	2,384	1,139	1,069	968	919	3,523	1,911
FHLB advances and other borrowings	421	161	167	167	144	582	290
Total interest expense	2,805	1,300	1,236	1,135	1,063	4,105	2,201

Net interest income	30,220	30,653	29,621	28,189	24,825	60,873	46,359

Provision for loan losses	—	104	546	2,579	2,205	104	3,804

Net interest income after provision for loan losses	30,220	30,549	29,075	25,610	22,620	60,769	42,555

Noninterest income:
Service charges on deposit accounts	518	481	466	446	411	999	784
Other service charges, commissions and fees	3,647	2,159	3,015	4,147	3,877	5,806	7,275
Gain on sale of residential mortgage loans	806	1,211	—	—	—	2,017	—
Mortgage servicing income, net	(5)	101	95	132	(957)	96	(791)
Gain on sale of SBA loans	—	1,568	2,895	3,358	2,845	1,568	4,699
SBA servicing income, net	(1,077)	1,644	634	1,212	1,905	567	4,038
Other income	764	492	386	237	513	1,256	775
Total noninterest income	4,653	7,656	7,491	9,532	8,594	12,309	16,780

Noninterest expense:
Salaries and employee benefits	7,929	7,096	7,819	8,679	6,915	15,025	13,614
Occupancy	1,200	1,227	1,206	1,295	1,252	2,427	2,527
Data Processing	261	277	252	257	283	538	591
Advertising	126	150	148	131	117	276	262
Other expenses	3,603	3,429	3,087	2,749	3,526	7,032	5,807
Total noninterest expense	13,119	12,179	12,512	13,111	12,093	25,298	22,801

Income before provision for income taxes	21,754	26,026	24,054	22,031	19,121	47,780	36,534
Provision for income taxes	5,654	6,597	6,609	5,149	4,728	12,251	9,160
Net income available to common shareholders	$16,100	$19,429	$17,445	$16,882	$14,393	$35,529	$27,374

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Three Months Ended
	June 30, 2022			March 31, 2022			June 30, 2021
	Average	Interest and	Yield /	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$193,955	$592	1.22%	$399,642	$365	0.37%	$169,578	$76	0.18%
Investment securities	35,754	123	1.38	36,842	129	1.42	17,080	84	1.97
Total investments	229,709	715	1.25	436,484	494	0.46	186,658	160	0.34
Construction and development	32,647	414	5.09	30,583	377	5.00	47,173	615	5.23
Commercial real estate	575,917	8,403	5.85	549,132	7,887	5.82	510,241	7,344	5.77
Commercial and industrial	54,423	915	6.74	65,450	1,076	6.67	146,408	2,558	7.01
Residential real estate	1,952,730	22,545	4.63	1,906,847	22,074	4.69	1,275,555	15,180	4.77
Consumer and other	266	33	49.76	206	45	88.59	179	31	69.46
Gross loans(2)	2,615,983	32,310	4.95	2,552,218	31,459	5.00	1,979,556	25,728	5.21
Total earning assets	2,845,692	33,025	4.65	2,988,702	31,953	4.34	2,166,214	25,888	4.79
Noninterest-earning assets	146,669			142,042			112,161
Total assets	2,992,361			3,130,744			2,278,375
Interest-bearing liabilities:
NOW and savings deposits	197,460	102	0.21	187,259	75	0.16	107,072	53	0.20
Money market deposits	1,166,272	1,860	0.64	1,085,751	658	0.25	659,173	373	0.23
Time deposits	389,449	422	0.43	441,228	406	0.37	521,217	493	0.38
Total interest-bearing deposits	1,753,181	2,384	0.55	1,714,238	1,139	0.27	1,287,462	919	0.29
Borrowings	246,779	421	0.68	468,348	161	0.14	94,435	144	0.61
Total interest-bearing liabilities	1,999,960	2,805	0.56	2,182,586	1,300	0.24	1,381,897	1,063	0.31
Noninterest-bearing liabilities:
Noninterest-bearing deposits	611,763			588,343			561,170
Other noninterest-bearing liabilities	67,979			67,301			78,822
Total noninterest-bearing liabilities	679,742			655,644			639,992
Shareholders' equity	312,659			292,514			256,486
Total liabilities and shareholders' equity	$2,992,361			$3,130,744			$2,278,375
Net interest income		$30,220			$30,653			$24,825
Net interest spread			4.09			4.10			4.48
Net interest margin			4.26			4.16			4.60

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.
(2)	Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

AVERAGE BALANCES AND YIELDS/RATES

	Six Months Ended
	June 30, 2022			June 30, 2021
	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$296,230	$956	0.65%	$147,760	$149	0.20%
Investment securities	36,295	253	1.41	17,619	183	2.09
Total investments	332,525	1,209	0.73	165,379	332	0.40
Construction and development	31,621	792	5.05	44,081	1,147	5.25
Commercial real estate	562,598	16,290	5.84	500,989	14,422	5.81
Commercial and industrial	59,906	1,991	6.70	149,403	4,478	6.04
Residential real estate	1,929,915	44,619	4.66	1,172,597	28,109	4.83
Consumer and other	236	77	65.80	177	72	82.03
Gross loans(2)	2,584,276	63,769	4.98	1,867,247	48,228	5.21
Total earning assets	2,916,801	64,978	4.49	2,032,626	48,560	4.82
Noninterest-earning assets	144,368			111,665
Total assets	3,061,169			2,144,291
Interest-bearing liabilities:
NOW and savings deposits	192,388	178	0.19	99,732	99	0.20
Money market deposits	1,126,233	2,517	0.45	597,028	711	0.24
Time deposits	415,196	828	0.40	506,646	1,101	0.44
Total interest-bearing deposits	1,733,817	3,523	0.41	1,203,406	1,911	0.32
Borrowings	356,951	582	0.33	90,978	290	0.64
Total interest-bearing liabilities	2,090,768	4,105	0.40	1,294,384	2,201	0.34
Noninterest-bearing liabilities:
Noninterest-bearing deposits	600,117			522,645
Other noninterest-bearing liabilities	67,642			75,695
Total noninterest-bearing liabilities	667,759			598,340
Shareholders' equity	302,642			251,567
Total liabilities and shareholders' equity	$3,061,169			$2,144,291
Net interest income		$60,873			$46,359
Net interest spread			4.09			4.48
Net interest margin			4.21			4.60

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.
(2)	Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

LOAN DATA

	As of the Quarter Ended
	June 30, 2022		March 31, 2022		December 31, 2021		September 30, 2021		June 30, 2021
		% of		% of		% of		% of		% of
(Dollars in thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Construction and Development	$45,042	1.6%	$38,683	1.6%	$38,857	1.6%	$64,140	2.7%	$58,668	2.8%
Commercial Real Estate	581,234	20.9	567,031	22.5	520,488	20.7	503,417	21.2	475,658	22.7
Commercial and Industrial	57,843	2.1	66,073	2.6	73,072	2.9	82,099	3.5	134,076	6.4
Residential Real Estate	2,092,952	75.4	1,846,434	73.3	1,879,012	74.8	1,718,593	72.6	1,430,843	68.1
Consumer and other	165	—	130	—	79	—	238	—	169	—
Gross loans	$2,777,236	100.0%	$2,518,351	100.0%	$2,511,508	100.0%	$2,368,487	100.0%	$2,099,414	100.0%
Unearned income	(7,216)		(6,051)		(6,438)		(6,782)		(7,647)
Allowance for loan losses	(16,678)		(16,674)		(16,952)		(16,445)		(13,860)
Net loans	$2,753,342		$2,495,626		$2,488,118		$2,345,260		$2,077,907

METROCITY BANKSHARES, INC.

NONPERFORMING ASSETS

	As of the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2022	2022	2021	2021	2021
Nonaccrual loans	$19,966	$9,506	$8,759	$5,955	$6,623
Past due loans 90 days or more and still accruing	—	—	342	—	—
Accruing troubled debt restructured loans	10,474	2,901	2,697	2,726	2,753
Total non-performing loans	30,440	12,407	11,798	8,681	9,376
Other real estate owned	3,562	3,562	3,618	4,374	4,656
Total non-performing assets	$34,002	$15,969	$15,416	$13,055	$14,032

Nonperforming loans to gross loans	1.10%	0.49%	0.47%	0.37%	0.45%
Nonperforming assets to total assets	1.07	0.51	0.50	0.47	0.56
Allowance for loan losses to non-performing loans	54.79	134.39	143.69	189.44	147.82

METROCITY BANKSHARES, INC.

ALLOWANCE FOR LOAN LOSSES

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2022	2022	2021	2021	2021	2022	2021
Balance, beginning of period	$16,674	$16,952	$16,445	$13,860	$11,735	$16,952	$10,135
Net charge-offs/(recoveries):
Construction and development	—	—	—	—	—	—	—
Commercial real estate	(2)	(2)	39	(4)	23	(4)	20
Commercial and industrial	(2)	389	—	—	60	387	64
Residential real estate	—	—	—	—	—	—	—
Consumer and other	—	(5)	—	(2)	(3)	(5)	(5)
Total net charge-offs/(recoveries)	(4)	382	39	(6)	80	378	79
Provision for loan losses	—	104	546	2,579	2,205	104	3,804
Balance, end of period	$16,678	$16,674	$16,952	$16,445	$13,860	$16,678	$13,860
Total loans at end of period	$2,777,236	$2,518,351	$2,511,508	$2,368,487	$2,099,414	$2,777,236	$2,099,414
Average loans(1)	$2,597,019	$2,533,254	$2,453,402	$2,241,207	$1,979,556	$2,571,633	$1,867,247
Net charge-offs to average loans	0.00%	0.06%	0.01%	0.00%	0.02%	0.03%	0.01%
Allowance for loan losses to total loans	0.60	0.66	0.67	0.69	0.66	0.60	0.66

(1)	Excludes loans held for sale